GREAT BASIN EXPLORATION & MINING CO., INC.
                       1621 NORTH THIRD STREET, SUITE 1000
                           COEUR D'ALENE, IDAHO 83814


                                October 28, 1997

First Point Minerals Corp.
1050 W. Pender Street, #2170
Vancouver, British Columbia
Canada V6E 3S7

         Re: Option to Acquire Amador and Water Canyon Properties, Lander County, Nevada

Gentlemen:

     This letter, when countersigned by you, will confirm and memorialize our agree ment with respect to the grant by Great Basin Exploration & Mining Co., Inc. ("GBEM") to you of an option (the "Option") to acquire the Amador and Water Canyon properties (comprised of the claims set forth on Exhibit A hereto; the "Claims") held by GBEM, and the terms upon which the Option may be exercised by you. Our agreement is on the terms, and subject to the conditions, described below.

     1. Fundamental Terms.

          A. GBEM hereby grants you the Option. The terms of the Option are as follows: (i) subject to the provisions of Items 1C and 4 hereof, the Option may be exercised by you at any time on or before August 31, 2002 (the "Expiration Date") to acquire all or any portion of the Claims (the "Exercised Claims");
(ii) within 90 days following exercise of the Option (in whole or in part) you shall deliver to GBEM or its permitted assigns 200,000 shares of common stock (the "Shares") of First Point Minerals Corp. ("First Point"); and (iii) upon delivery of the Shares following exercise GBEM shall execute and deliver to you a quitclaim deed conveying all of GBEM's right, title and interest in and to the Exercised Claims.

          B. The Shares to be issued upon the exercise of the Option are subject to adjustment from time to time upon the occurrence of any of the events as follows.

               (i) In case First  Point  shall:  (a) pay a dividend in shares of common stock, (b) subdivide its outstanding shares of common stock into a greater number of shares, (c) combine its outstanding shares of common stock into a smaller number of shares, or (d) issue, by reclassification of its shares of common stock, any shares of its capital stock, the amount of the Shares to be issued upon the exercise of the Option immediately prior thereto shall be adjusted so that upon the exercise of the Option there shall be issued that number of Shares which a holder of the Shares would have owned or would have been entitled to receive after the happening of such event had the Option been exercised immediately prior to the record date, in the case of such dividend, or the effective date, in the case of any such subdivision, combination or reclassification.  An  adjustment  made  pursuant  to this Item 1B shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to any exercise between such record date or effective date and the date of happening of any such event.

               (ii) In case of any merger of First Point with any other corporation (other than a merger in which First Point is the continuing corporation), any share exchange or any sale or transfer (other than to a wholly owned subsidiary) of all or substantially all of the assets of First Point, either First Point, the corporation into which First Point shall have been merged, the corporation which shall have acquired all the issued or all the outstanding shares of common stock of First Point or the corporation which shall have acquired such assets, as the case may be, shall make appropriate provision so that, upon exercise of the Option, there shall be issued the kind and amount of shares of stock and other securities and property receivable upon such merger, share exchange, or transfer which a holder of the Shares would have received had the Option been exercised immediately prior to such merger, share exchange or transfer. The above provisions shall similarly apply to successive mergers, share exchanges or transfers.

          C. Upon execution of this letter agreement you shall pay GBEM the amount of US$11,178 as reimbursement for payments made by GBEM since August 1, 1997 to governmental authorities to maintain the Claims. From the date hereof through the Expiration Date (unless, commencing calendar year 1999, you shall notify GBEM in writing on or before May 31st of a calendar year that you do not intend to make those payments which may be due to governmental authorities in August and September of such calendar year, in which case any Claims with respect to which you have stated your intention not to make payments shall no longer be deemed a Claim subject to the Option) you shall make, in the name of GBEM, any and all payments to governmental authorities required to maintain all of the Claims in good standing. In the event that you fail to make any of the payments provided for in this Item 1C when due, you shall incur liability for damages suffered by GBEM resulting from such failure to pay any such payment when due (up to a maximum aggregate amount of liability for such damages of US$35,000), the Option shall immediately terminate and become null and void and of no further force or effect, you shall be prohibited from acquiring any of the Claims (directly or indirectly) for a period of two years following such date of termination of the Option.

     2. Covenants. First Point covenants and agrees that the Shares delivered upon exercise of the Option shall, upon delivery, be duly and validly authorized and issued, fully paid and non-assessable, and free from all stamp-taxes, liens, and charges with respect to the purchase thereof. GBEM covenants and agrees that it shall not encumber or transfer (other than pursuant to exercise of the Option) the Claims subject to the Option from the date hereof through the earlier to occur of the Expiration Date or termination of the Option pursuant to
Item 1C hereof.

     3. Representations and Warranties. GBEM represents and warrants that, to the best of its knowledge, other than rights of Serem Gatro Canada Inc. ("SGC") arising pursuant to and in accordance with that certain Participation Agreement, by and among SGC, GBEM and Great Basin Management Co., Inc., dated May 31, 1995 (the "Participation Agreement"), the Claims are unencumbered. First Point represents and warrants that it has received and reviewed the Participation Agreement and has been advised by GBEM to seek the advice and assistance of counsel in connection therewith..

     4. Participation Agreement Compliance. All of the applicable terms and conditions of Section 14.01 of the Participation Agreement shall be satisfied prior to any exercise of the Option. Each party shall cooperate with the other and use its best efforts to comply therewith.

     5. Press Releases and Disclosure. Each party agrees that it will not issue any press release or other disclosure of this letter agreement without the prior approval of the other, which shall not be unreasonably withheld, unless such disclosure is required by law or the rules or practices of any stock exchange or automated quotation system and time does not permit the obtaining of such consent, or such consent is withheld.

     6. Permitted Assigns. GBEM may assign its right to receive the Shares upon exercise of the Option to any corporation which owns all of the outstanding shares of capital stock of GBEM (a "Parent Corporation") or to any corporation which owns all of the outstanding shares of capital stock of a Parent Corporation. You may assign the Option to (i) any corporation all of the outstanding shares of capital stock of which are owned, directly or indirectly, by First Point or (ii) any joint venture to which First Point is a party, but any such assignment shall not relieve First Point of the obligation to issue the Shares following exercise of the option.

     7. Entire Agreement and Governing Law. This letter agreement is the sole and entire agreement between the parties with respect to the subject matter hereof and shall be governed by the laws of the State of Idaho of the United States of America.

     8. Further Assurances. The parties agree to take such further action and execute such additional documents as may be necessary to fully effectuate the terms of this letter agreement.


                                  Very truly yours,

                                  GREAT BASIN EXPLORATION & MINING CO.,
                                  INC.


                                  By
                                     -----------------------------------
                                     George Beattie, President and Chief
                                     Executive Officer

Confirmed and Agreed:

FIRST POINT MINERALS CORP.


By                                        Date:
   ----------------------------------          -----------------
     Peter Bradshaw, President and
     Chief Executive Officer

The following is a compilation of claims associated with the Amador property. The property is located in Sections 28, 29, 30, 31, 32, and 33, T20N, R44E, MDB&M, Lander County, Nevada

                                                                       Recorded in Co.
Name of claims(s) or site(s):               Location Date              Book                 Page
---------------------------                 -------------              -------------------------
             BLM Serial No(s):
             ----------------

49ER 425                                      9/22/96                     436    183          757658
49ER 426                                      9/22/96                     436    182          757659
49ER 427                                      9/22/96                     436    181          757660
49ER 428                                      9/22/96                     436    188          757661
49ER 429                                      9/22/96                     436    179          757662
49ER 430                                      9/22/96                     436    178          757663
49ER 431                                      9/22/96                     436    177          757664
49ER 432                                      9/22/96                     436    176          757665
49ER 433                                      9/22/96                     436    175          757666
49ER 434                                      9/22/96                     436    174          757667
49ER 435                                      9/22/96                     436    173          757668
49ER 436                                      9/22/96                     436    172          757669

49ER 525                                      9/22/96                     436    171          757670
49ER 526                                      9/22/96                     436    170          757671
49ER 527                                      9/22/96                     436    169          757672
49ER 528                                      9/22/96                     436    168          757673
49ER 529                                      9/22/96                     436    167          757674
49ER 530                                      9/22/96                     436    166          757675
49ER 531                                      9/22/96                     436    165          757676
49ER 532                                      9/22/96                     436    164          757677
49ER 533                                      9/22/96                     436    163          757678





49ER 534                                      9/22/96                     436    162          757679

49ER 535                                      9/22/96                     436    161          757680
49ER 536                                      9/22/96                     436    160          757681

49ER 625                                      9/22/96                     436    159          757682
49ER 626                                      9/22/96                     436    158          757683
49ER 627                                      9/22/96                     436    157          757684
49ER 628                                      9/22/96                     436    156          757685
49ER 629                                      9/22/96                     436    155          757686
49ER 630                                      9/22/96                     436    154          757687
49ER 631                                      9/22/96                     436    153          757688
49ER 632                                      9/22/96                     436    152          757689
49ER 633                                      9/22/96                     436    151          757690
49ER 634                                      9/22/96                     436    150          757691
49ER 635                                      9/22/96                     436    149          757692
49ER 636                                      9/22/96                     436    148          757693

49ER 725                                      9/22/96                     436    147          757694
49ER 726                                      9/22/96                     436    146          757695
49ER 727                                      9/22/96                     436    145          757696
49ER 728                                      9/22/96                     436    144          757697
49ER 729                                      9/22/96                     436    143          757698
49ER 730                                      9/22/96                     436    142          757699
49ER 731                                      9/22/96                     436    141          757700
49ER 732                                      9/22/96                     436    140          757701
49ER 733                                      9/22/96                     436    139          757702


49ER 734                                      9/22/96                     436    138          757703
49ER 735                                      9/22/96                     436    137          757704
49ER 736                                      9/22/96                     436    136          757705




                 The following is a compilation of claims associated with the Water Canyon property. The property is located in Sections
                      27, 28, 33, and 34, T20N, R47E, MDB&M,
                      Lander County, Nevada


                                                                          Recorded in Co.
Name of claims(s) or site(s):               Location Date                 Book                Page
---------------------------                 -------------                 ------------------------
         BLMSerialNo(s):
         --------------

WC 651                                        9/25/96                     436     244         757706
WC 652                                        9/25/96                     436     243         757707
WC 653                                        9/25/96                     436     242         757708
WC 654                                        9/25/96                     436     241         757709
WC 655                                        9/25/96                     436     240         757710
WC 656                                        9/25/96                     436     239         757711
WC 657                                        9/25/96                     436     238         757712
WC 658                                        9/25/96                     436     237         757713
WC 659                                        9/25/96                     436     236         757714
WC 660                                        9/25/96                     436     235         757715
WC 661                                        9/25/96                     436     234         757716
WC 662                                        9/25/96                     436     233         757717
WC 663                                        9/25/96                     436     232         757718
WC 664                                        9/25/96                     436     231         757719
WC 665                                        9/25/96                     436     230         757720

WC 751                                        9/25/96                     436     229         757721
WC 752                                        9/25/96                     436     228         757722
WC 753                                        9/25/96                     436     227         757723
WC 754                                        9/25/96                     436     226         757724
WC 755                                        9/25/96                     436     225         757725

WC 756                                        9/25/96                     436     224         757726


                                                                          Recorded in Co.
Name of claims(s) or site(s):               Location Date                 Book               Page
----------------------------                -------------                 -----------------------
         BLMSerialNo(s):
         --------------
WC 757                                        9/25/96                     436     223         757727
WC 758                                        9/25/96                     436     222         757728
WC 759                                        9/25/96                     436     221         757729
WC 760                                        9/25/96                     436     220         757730
WC 761                                        9/25/96                     436     219         757731
WC 762                                        9/25/96                     436     218         757732
WC 763                                        9/25/96                     436     217         757733
WC 764                                        9/25/96                     436     216         757734
WC 765                                        9/25/96                     436     215         757735
WC 851                                        9/24/96                     436     214         757736
WC 852                                        9/24/96                     436     213         757737
WC 853                                        9/24/96                     436     212         757738
WC 854                                        9/24/96                     436     211         757739
WC 855                                        9/24/96                     436     210         757740
WC 856                                        9/24/96                     436     209         757741

WC 857                                        9/24/96                     436     208         757742
WC 858                                        9/24/96                     436     207         757743
WC 859                                        9/24/96                     436     206         757744
WC 860                                        9/24/96                     436     205         757745
WC 861                                        9/24/96                     436     204         757746


WC 862                                        9/24/96                     436     203         757747
WC 863                                        9/24/96                     436     202         757748
WC 864                                        9/24/96                     436     201         757749
WC 865                                        9/24/96                     436     200         757750



                                                                          Recorded in Co.
Name of claims(s) or site(s):               Location Date                 Book              Page
----------------------------                -------------                 ----------------------
         BLMSerialNo(s):
         --------------
WC 951                                        9/24/96                     436     199         757751
WC 952                                        9/24/96                     436     198         757752
WC 953                                        9/24/96                     436     197         757753
WC 954                                        9/24/96                     436     196         757754
WC 955                                        9/24/96                     436     195         757755
WC 956                                        9/24/96                     436     194         757756
WC 957                                        9/24/96                     436     193         757757
WC 958                                        9/24/96                     436     192         757758
WC 959                                        9/24/96                     436     191         757759
WC 960                                        9/24/96                     436     190         757760
WC 961                                        9/24/96                     436     189         757761
WC 962                                        9/24/96                     436     188         757762
WC 963                                        9/24/96                     436     187         757763
WC 964                                        9/24/96                     436     186         757764
WC 965                                        9/24/96                     436     185         757765